U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): September 9, 2008

Commission File Number: 000-31987

TEXHOMA ENERGY, INC.
(Name of Small Business Issuer in its Charter)

NEVADA	20-4858058
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

100 Highland Park Village
Dallas, Texas 75205
(Address of principal executive offices)

(214) 295-3380
(Issuer Telephone Number)

                 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Management Services Agreement

On around September 9, 2008, Texhoma Energy, Inc. (the “Company,” “Texhoma,” “we” and “us”) entered into a Management Services Agreement with ASL Energy, LLC (the “ASL Management Agreement”), whose Chief Executive Officer and President is Daniel Vesco, the Company’s Chief Executive Officer and a Director of the Company, pursuant to which ASL Energy, LLC (“ASL”) agreed to perform certain services for the Company.  The ASL Management Agreement is effective as of September 9, 2008, for a term lasting until February 28, 2009, and the ASL Management Agreement shall continue thereafter on a month-to-month basis, unless terminated by either party with 30 days prior written notice.  Pursuant to the agreement, ASL agreed to provide services beginning October 1, 2008, including providing Daniel Vesco, to serve as Director, Chief Executive Officer and Chief Financial Officer of the Company.  ASL also entered into a joint venture relationship (the “Joint Venture”) with the Company pursuant to the ASL Management Agreement and agreed to use its best efforts to identify assets to be contributed to the Company and/or identify a merger candidate for the Company.

ASL will serve as the initial general partner and manager of the Joint Venture, and ASL may cause funds to be invested, arrange financial and strategic partnerships and co-investment and bring acquisition opportunities to the Joint Venture and assist in asset disposition.  ASL will primarily source investment opportunities to the Joint Venture, but the Company will have the right to veto any proposed transaction involving the Joint Venture.  ASL will have co-investment rights in deals booked through the Joint Venture.  ASL and the Company will share in any distributions from the Joint Venture, 80% to ASL and 20% to the Company.  ASL shall have the right to require the Company to purchase its interest in the Joint Venture in exchange for shares in the Company at any time from time to time, as negotiated between the parties and as provided for in the ASL Management Agreement.

In consideration for ASL providing the services discussed above to the Company, the Company agreed to issue Daniel Vesco, 150,000,000 restricted shares of the Company’s common stock (the “Vesco Shares”) and ASL’s consultant, Suzanne Chapman, 20,000,000 restricted shares of the Company’s common stock (the “Chapman Shares”).  Both the Vesco Shares and the Chapman Shares were considered earned upon entry into the ASL Management Agreement.  The Company may issue the Vesco Shares and/or the Chapman Shares at any time the Company chooses, but not later than when it is able to obtain shareholder approval and effect an increase in its total number of authorized but unissued shares of common stock.

Further, the Company agreed to issue ASL, 1,000 shares of the Company’s Series A Preferred Stock which shares have super majority voting rights and will be the only outstanding shares of Series A Preferred Stock upon the cancellation of Valeska Energy Corp.’s (“Valeska’s”) preferred stock shares, as discussed below (under Item 1.02).  ASL also received 40,000,000 options to purchase shares of Texhoma’s common stock at an exercise price of $0.005 per share, which options vested immediately, have cashless exercise rights and expire if unexercised on September 8, 2011, in connection with the entry into the ASL Management Agreement.

ASL will be paid a monthly fee of $20,000 per month beginning on October 1, 2008, plus reasonable and actual costs incurred by ASL in connection with its services under the ASL Management Agreement (the “Monthly Fee”), which amount will be accrued if adequate funds are not available to pay such Monthly Fee.  ASL will also have the option to convert any portion of accrued but unpaid Monthly Fees into shares of the Company’s common stock at the rate of $0.002 per share in lieu of payment in cash upon at least sixty-one (61) days notice to the Company of its intent to convert such accrued Monthly Fees.  Finally, the Company agreed to reimburse and/or advance ASL or designees brought on by ASL to provide services to the Company for all reasonable and actual expenses in connection with lodging expenses, car rental expenses and/or telephone expenses and related expenses incurred by such individuals.

Finally, under the ASL Management Agreement, we agreed to indemnify and hold harmless ASL, its respective affiliates, its present and former directors, officers, shareholders, employees and agents, and its respective heirs, executors, administrators, successors and assigns (the “Indemnified Persons”) against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against any Indemnified Person, arising out of the ASL Management Agreement; provided, however, that the Company shall not be liable for any portion of claims, liabilities and losses resulting from a material breach by ASL of its obligations under the ASL Management Agreement, or from the gross negligence, fraud or willful misconduct of an Indemnified Person.

Consulting Agreement with Ibrahim Nafi Onat

On or around September 9, 2008, with an effective date of July 1, 2008, the Company entered into an Amended Consulting Agreement (the “Consulting Agreement”) with Ibrahim Nafi Onat, the Company’s Director and Vice President of Operations, and Sure Engineering LLC (“Sure”), of which Mr. Onat is a principal.  Pursuant to the Consulting Agreement, the Company agreed to retain Mr. Onat as Director and Vice President of Operations of the Company on a month to month basis for a term of up to one (1) year commencing on July 1, 2008.   However, pursuant to the terms of the Consulting Agreement, Mr. Onat is not prevented from serving on corporate, civic or charitable boards or committees, or from providing consulting services to other companies and individuals.

Pursuant to the Consulting Agreement we agreed to pay Sure $2,500 per month during the term of the Consulting Agreement and to issue Sure 10,000,000 restricted shares of common stock for the benefit of Mr. Onat, which shares shall be considered earned upon the parties’ entry into the Consulting Agreement.  The Company will also reimburse Mr. Onat for business expenses, including reimbursement for travel expenses as discussed below, and Mr. Onat will be eligible to participate in any incentive program, discretionary bonus program or stock option plan approved by the Board of Directors in the future.

The Consulting Agreement shall terminate:

(a)
in the event Mr. Onat suffers an injury, illness, or incapacity of such character as to prevent him from performing his duties without reasonable accommodation for a period of more than sixty (60) consecutive days upon us giving at least thirty (30) days written notice of termination to him;

(b)	upon Mr. Onat's death;

(c)
at any time because of (i) the conviction of Mr. Onat of an act or acts constituting a felony or other crime involving moral turpitude, dishonesty or theft or fraud; or (ii) his negligence in the performance of his duties under the Consulting Agreement;

(d)
Mr. Onat may terminate his employment for "good reason" by giving us ten (10) days written notice if: (i) he is assigned, without his express written consent, any duties materially inconsistent with his positions, duties, responsibilities, or status with us, or a change in his reporting responsibilities or titles; (ii) his compensation is reduced; or (iii) we do not pay any material amount of compensation due under the Consulting Agreement and then fails either to pay such amount within the ten (10) day notice period required for termination hereunder or to contest in good faith such notice; or

(e)	at any time without cause.

In the event of the termination of Mr. Onat's employment, he will be entitled to all payments of salary earned through the date of termination (plus life insurance or disability benefits).

Consulting Agreement with Philippe Junot

On or around September 10, 2008, the Company entered into a Consulting Agreement with Philippe Junot, an individual (the “Junot Consulting Agreement”), to be effective as of September 1, 2008, for a term of one (1) year, pursuant to which Mr. Junot agreed to provide consulting services to the Company, including but not limited to, introductions to financing sources, potential strategic partners, and/or general advisory services.  In consideration for Mr. Junot’s consulting services, the Company agreed to issue Mr. Junot 10,000,000 restricted shares of the Company’s common stock, which shares shall be treated as earned upon entry into the Junot Consulting Agreement.  The Company may issue the shares at any time the Company chooses, but not later than when it is able to obtain shareholder approval and effect an increase in its total number of authorized but unissued shares of common stock.

Consulting Agreement with Marshall Auerback

On or around September 10, 2008, the Company entered into a Consulting Agreement with Marshall Auerback, an individual (the “Auerback Consulting Agreement”), to be effective as of September 1, 2008, for a term of one (1) year, pursuant to which Mr. Auerback agreed to provide consulting services to the Company, including but not limited to, introductions to financing sources, potential strategic partners, and/or general advisory services.  In consideration for Mr. Auerback’s consulting services, the Company agreed to issue Mr. Auerback 5,000,000 restricted shares of the Company’s common stock, which shares shall be treated as earned upon entry into the Auerback Consulting Agreement.  The Company may issue the shares at any time the Company chooses, but not later than when it is able to obtain shareholder approval and effect an increase in its total number of authorized but unissued shares of common stock.

Consulting Agreement with Pam Cooper

On or around September 10, 2008, the Company entered into a Consulting Agreement with Pam Cooper, an individual (the “Cooper Consulting Agreement”), to be effective as of September 1, 2008, for a term of one (1) year, pursuant to which Ms. Cooper agreed to provide consulting services to the Company as a controller, as well as various accounting consulting functions as designated by and requested by the Company.  In consideration for Ms. Cooper’s consulting services, the Company agreed to pay Ms. Cooper $80 per hour billed by Ms. Cooper, payable at the ended of each month, and the Company agreed to issue Ms. Cooper 1,000,000 restricted shares of the Company’s common stock, which shares shall be treated as earned upon entry into the Cooper Consulting Agreement.

Assignment of Pagest Notes

On or about August 25, 2008, Pagest Services SA, a Swiss company (“Pagest”), agreed to assign to Mr. Junot its rights to two (2), one (1) year, Convertible Promissory Notes (the “Notes”) each in the amount of $125,000, which Notes were sold to Pagest on November 28, 2007 and December 19, 2007, respectively, and which Notes are convertible into the Company’s common stock at a conversion price of $0.0125 per share at the option of the holder. Pagest also assigned to Mr. Junot its rights to Class A and Class B Warrants to each purchase 10,000,000 shares of the Company’s common stock, which were granted to Pagest in connection with the sale of the Notes. The Class A Warrants have an exercise price of $0.02 per share and are exercisable for a period of two (2) years from their grant date. The Class B Warrants have an exercise price of $0.03 per share and are exercisable for a period of two (2) years from their grant date.

ITEM 1.02.    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Agreement to Terminate Relationship

On or around September 9, 2008, the Company entered into an Agreement to Terminate Relationship (the “Termination Agreement”) with Valeska Energy Corp., a Nevada corporation (“Valeska”), whose Chief Executive Officer and President is Daniel Vesco, the Company’s Chief Executive Officer and a Director of the Company, to be effective as of September 30, 2008.  The Company and Valeska had previously entered into various agreements, including a Management Services Agreement (as amended, restated and extended from time to time, the “Management Services Agreement”) and a Joint Venture Agreement (as amended, restated and extended from time to time, the “Joint Venture Agreement”), entered into on or around May 14, 2007.  Pursuant to the Termination Agreement, the Company and Valeska agreed to terminate the Management Services Agreement and Joint Venture Agreement.  Other than the Company’s payment of any outstanding fees or reimbursements owed to Valeska, the Management Services Agreement and the Joint Venture Agreement will terminate as of September 30, 2008, and neither party will owe the other party any consideration or have any liabilities.

In connection with the Management Services Agreement, Valeska had previously received, among other consideration, sixty-million (60,000,000) options to purchase shares of common stock in the Company at an exercise price of $0.02 per share and one-thousand (1,000) shares of the Company’s Series A Preferred Stock, which preferred stock gave Valeska super majority voting rights to any shareholder vote of the Company.  Pursuant to and in connection with the Termination Agreement, Valeska agreed to cancel the 60,000,000 options and the 1,000 shares of Series A Preferred Stock, which have since been cancelled by the Company.

Additionally, pursuant to the Termination Agreement, the Company and Valeska agreed to release, acquit and discharge each other from all rights, obligations, claims, demands and causes of action that they may have had in connection with the Management Services Agreement, Joint Venture Agreement, the options or the preferred stock (other than the fees which are due to Valeska).

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

On September 9, 2008, in connection with the Termination Agreement (described above under Item 1.02), Valeska agreed to cancel 60,000,000 options to purchase shares of our common stock at an exercise price of $0.02 per share and 1,000 shares of Series A Preferred Stock which it held, which options and shares of Series A Preferred Stock have been cancelled by the Company.

In September 2008, in connection with the ASL Management Agreement (discussed above in Item 1.01), we agreed to the following issuances:

1.	150,000,000 restricted shares of our common stock to Mr. Vesco;

2.	20,000,000 restricted shares of our common stock to Ms. Chapman;

3.	1,000 Series A Preferred Stock to ASL; and

4.	40,000,000 options to purchase shares of our common stock at an exercise price of $0.005 to ASL.

We will claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) for the above issuances, since the issuances will not involve a public offering, the recipients will take the securities for investment and not resale and the Company will take appropriate measures to restrict transfer. No underwriters or agents were involved in the issuances and no underwriting discounts or commissions were paid by the Company.  Other than the 1,000 shares of Series A Preferred Stock and the 40,000,000 options to purchase shares of the Company’s common stock which will be issued shortly after the filing of this report, the other restricted shares of our common stock will be issued at any time the Company chooses, but not later than when it is able to obtain shareholder approval and effect an increase in its total number of authorized but unissued shares of common stock.

In September 2008, in connection with the various consulting agreements entered into by the Company (discussed above in Item 1.01), we agreed to make the following issuances:

1.	10,000,000 restricted shares of our common stock to Mr. Onat;

2.	10,000,000 restricted shares of our common stock to Mr. Junot;

3.	5,000,000 restricted shares of our common stock to Mr. Auerback; and

4.	1,000,000 restricted shares of our common stock to Ms. Cooper.

We will claim an exemption from registration afforded by Section 4(2) of the Act for the above issuances, since the issuances will not involve a public offering, the recipients will take the securities for investment and not resale and the Company will take appropriate measures to restrict transfer. No underwriters or agents were involved in the issuances and no underwriting discounts or commissions were paid by the Company.  The 10,000,000 shares due to Mr. Onat and 1,000,000 shares due to Ms. Cooper have been issued to date.  The other restricted shares of our common stock will be issued at any time the Company chooses, but not later than when it is able to obtain shareholder approval and effect an increase in its total number of authorized but unissued shares of common stock.

ITEM 5.01.   CHANGES IN CONTROL OF REGISTRANT.

As a result of the cancellation of the 1,000 shares of Series A Preferred Stock held by Valeska pursuant to the Termination Agreement (described above under Item 1.02) and the issuance of the 1,000 shares of Series A Preferred Stock to ASL pursuant to the ASL Management Agreement (described above under Item 1.01), ASL took voting control over the Company due to the fact that the 1,000 shares of Series A Preferred Stock, voting in aggregate, have the right to vote a total number of shares of common stock equal to 51% of the Company’s total voting shares.  The securities held by ASL are beneficially owned by Daniel Vesco, the Company’s Chief Executive Officer and a Director of the Company, who serves as the Chief Executive Officer of ASL.  Mr. Vesco also beneficially owned the securities held by Valeska, as he serves as the Chief Executive Officer of Valeska as well.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibit

10.1*	Agreement to Terminate Relationship

10.2*	Management Services Agreement with ASL Energy, LLC

10.3*	Amended Consulting Agreement (with Ibrahim Nafi Onat)

10.4*	Consulting Agreement (with Philippe Junot)

10.5*	Consulting Agreement (with Marshall Auerback)

10.6*	Consulting Agreement (with Pam Cooper)

* Filed herewith.
SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXHOMA ENERGY, INC.

/s/ Daniel Vesco
Daniel Vesco
Chief Executive Officer

October 7, 2008